Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-238148) of Huize Holding Limited of our report dated April 27, 2022 relating to the financial statements, which appears in Huize Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

April 27, 2022